Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-201211, No. 333-207945, and No. 333-204835) and Form S-8 (No. 333-192594) of Arc Logistics Partners LP of our report dated February 26, 2016 relating to the financial statements of Gulf LNG Holdings Group, LLC, which appears in this Form 10-K of Arc Logistics Partners LP.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

March 11, 2016